UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Asset Capital Corporation, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	55-0896525

(State of Incorporation)	(IRS Employer Identification No.)

4733 Bethesda Avenue, Suite 800
Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates (if applicable): File No. 333-129087
Securities registered pursuant to Section 12(b) of the Act: None.
Securities registered pursuant to Section 12(g) of the Act:
Title of Each Class
to be so Registered
Common Stock, $0.001 par value per share

     This filing relates to the NASDAQ Global MarketTM Original Listing Application filed by Asset Capital Corporation, Inc. (the “Registrant”) on February 17, 2006.
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Registrant’s common stock is set forth under the caption “Description of Our Common Stock” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-129087), as initially filed with the Securities and Exchange Commission on October 18, 2005, as amended (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.
Item 2. Exhibits.

Exhibit Number	Description of Document
3.1	Articles of Amendment and Restatement of Asset Capital Corporation, Inc., incorporated by reference to Exhibit 3.1 to Registrant’s registration statement on Form S-11, as amended (No. 333-129087).

3.2	Second Amended and Restated Bylaws of Asset Capital Corporation, Inc., incorporated by reference to Exhibit 3.2 to Registrant’s registration statement on Form S-11, as amended (No. 333-129087).

4.1	Form of Certificate for Common Stock for Asset Capital Corporation, Inc., incorporated by reference to Exhibit 4.1 to Registrant’s registration statement on Form S-11, as amended (No. 333-129087).

4.2	Registration Rights Agreement among Friedman, Billings, Ramsey & Co., Inc., Asset Capital Corporation, Inc., Peter C. Minshall, Blair D. Fernau, William B. LeBlanc III, Barry E. Johnson and Kenneth M. Houle for the benefit of certain holders of the common stock of Asset Capital Corporation, Inc., dated as of June 30, 2005, incorporated by reference to Exhibit 4.2 to Registrant’s registration statement on Form S-11, as amended (No. 333-129087).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASSET CAPITAL CORPORATION, INC.

Date: July 21, 2006	By:	/s/ Clay E. Carney

Clay E. Carney
Chief Financial Officer, Treasurer and Secretary

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